CLIPPER FUND, INC.

2949 East Elvira Road, Suite 101

Tucson, Arizona 85706

(520) 434-3771

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer of Clipper Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2006 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CLIPPER FUND, INC.	CLIPPER FUND, INC.

/s/ Kenneth C. Eich	/s/ Douglas A. Haines

Kenneth C. Eich	Douglas A. Haines
Principal Executive Officer	Principal Financial Officer
Date: August 28, 2006	Date: August 28, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to CLIPPER FUND, INC. and will be retained by CLIPPER FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.